UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2018

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37686	98-1209416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.02              Results of Operations and Financial Condition.

BeiGene, Ltd. (the “Company”) recently filed an application (the “Listing Application”) with the Stock Exchange of Hong Kong Limited (“HKEx”) in connection with a proposed listing (the “Listing”) of the Company’s ordinary shares, par value US$0.0001 per share, on the Main Board of the HKEx.  In the Listing Application, the Company discloses that it expects cash and cash equivalents, restricted cash and short-term investments balance as of June 30, 2018 to decrease by approximately 5.0% to 5.8% from March 31, 2018, after giving effect to approximately US$42 million of proceeds from the drawdown of a bank loan by a subsidiary of the Company for the continued construction of the Company’s biologics manufacturing facility in Guangzhou, China. The Company further discloses that it expects its net product revenue for the three months ended June 30, 2018 to increase by approximately 33.0% to 38.0% from the three months ended March 31, 2018. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to this financial data and accordingly do not express an opinion or any other form of assurance with respect thereto. This data could change as a result of further review.

The information in Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01              Other Events.

Business Updates

The Listing Application also contains an updated description of certain aspects of the Company’s business as well as updated Company risk factor disclosure. Accordingly, the Company is filing this information for the purpose of supplementing and updating the business and risk factor disclosures contained in its prior public filings with the U.S. Securities and Exchange Commission (“SEC”). The updated disclosures are filed herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

There is no assurance that such Listing will take place or as to when the Listing may take place.

This communication is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01              Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	BeiGene, Ltd. materials dated July 24, 2018
99.2	BeiGene, Ltd. materials dated July 24, 2018

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed or furnished herewith contain forward-looking information about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein and therein which do not describe historical facts, including, among others, statements relating to the Company’s expectations regarding the completion of the Listing and statements in the materials filed herewith identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, (1) the possibility that the Company will be unable to consummate the proposed Listing; (2) market conditions; (3) that the cost of the Listing to the Company will be more than planned; and (4) other risks identified in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and subsequent filings with the SEC, including this Current Report on Form 8-K. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

*    *    *

Exhibit Index

Exhibit No.	Description
99.1	BeiGene, Ltd. materials dated July 24, 2018
99.2	BeiGene, Ltd. materials dated July 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2018	BEIGENE, LTD.

	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel